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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated August 10, 1995 (except as to the litigation settlement described in Note 10 which is as of August 28, 1995) appearing on page 22 of the Company's Annual Report on Form 10-K/A for the year ended July 1, 1995. We also consent to the reference to us under the heading "Experts" in such Prospectus.

Price Waterhouse LLP
San Jose, California
November 8, 1995